UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 9, 2006 (March 3, 2006)

BIOSPECIFICS TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Completion of Acquisition or Disposition of Assets.

BioSpecifics Technologies Corp. (“BTC”) and Advance Biofactures Corporation (“ABC”), a direct wholly-owned subsidiary of BTC, entered into an asset purchase agreement (the “Asset Purchase Agreement”) with DFB Biotech, Inc. (“DFB Biotech”), dated as of March 3, 2006, for the sale by BTC and ABC, and the purchase by DFB Biotech, of certain assets owned by BTC and ABC relating to their topical collagenase business. DFB Biotech delivered the $8,000,000 cash purchase price, and BTC, ABC and DFB Biotech finalized the sale, on March 6, 2006.

At the Closing, DFB Biotech acquired all of the issued and outstanding shares of Advance Biofactures of Curaçao N.V., a direct wholly-owned subsidiary of BTC (“ABCuraçao”) organized under the laws of the Netherlands Antilles. ABCuraçao manufactures a fermentation derived enzyme called Collagenase ABC, the principal component of the collagenase ointment (used for debriding chronic dermal ulcers and severely burned areas) manufactured by BTC and marketed by Abbott Laboratories Inc. under the registered trademark SANTYL®.

In addition, at the closing, DFB Biotech, through its affiliate DPT Lakewood Inc. (“DPT Lakewood”), (i) acquired from ABC certain inventory and manufacturing equipment used in the topical collagenase business, (ii) was granted a perpetual royalty free license to use, solely in connection with the topical collagenase business, certain intangible assets retained by ABC, and (iii) was granted the right (for a limited period of time) to use, solely in connection with the topical collagenase business, certain tangible assets retained by ABC.

As consideration for the purchased assets BTC and ABC received $8,000,000 in cash, DFB Biotech’s assumption of certain liabilities, and the right to receive earn out payments in the future based on sales of certain products. In connection with the Closing of the Asset Purchase Agreement, ABC agreed to provide certain technical assistance and certain transition services to DPT Lakewood in consideration of fees and costs totaling over $1.4 million. At the Closing, DFB Biotech paid to ABC a partial payment of $400,000 in respect of the technical assistance to be provided by ABC.

The Asset Purchase Agreement also contains other customary representations and warranties, covenants, and indemnification provisions.

The Closing was subject to customary closing conditions including the entry into certain other ancillary agreements that were mutually acceptable by the parties.

Following the sale, BTC and ABC continue to own material assets relating to their injectible collagenase business. BTC plans to continue to develop injectible collagenase products for the treatment of Dupuytren’s disease, Peyronie’s disease, Frozen Shoulder and other clinical indications, through ABC and in conjunction with Auxilium Pharmaceuticals, Inc. (“Auxilium”), pursuant to a Development and License Agreement, dated June 3, 2004, between BTC and Auxilium, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement, dated March 3, 2006, among BTC, ABC and DFB Biotech, Inc. (Portions of the Asset Purchase Agreement have been omitted pursuant to a request for confidential treatment.)

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 9, 2006	BIOSPECIFICS TECHNOLOGIES CORP.
(Registrant)

/s/Thomas Wegman
Thomas Wegman President